EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding

MULTI-STRATEGY SERIES G SHARES

of

CITIGROUP ALTERNATIVE INVESTMENTS
MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

Tendered Pursuant to the Offer to Purchase
Dated March 27, 2009

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, NEW YORK
TIME, ON FRIDAY, APRIL 24, 2009, UNLESS THE OFFER IS
EXTENDED.

Complete this Notice of Withdrawal of Tender and Return or Deliver to:

CAI Investing Services
55 East 59th Street, 11th Floor
New York, NY 10022

Attn:  Harold Terry

For additional information:

Phone: (212) 559-4055

Fax: (917) 464-1259

You may also direct questions to your financial consultant.

Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the “Company”) for purchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________.   IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was in the amount of (specify one):

All of the undersigned’s Shares.

A portion of the undersigned’s Shares expressed as a specific dollar amount.

$_______________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S).  If joint ownership, all parties must sign.  If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)

Date:	Date: